SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SANGSTAT MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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www.sangstat.com

To our Stockholders:

I am pleased to invite you to attend the 2003 Annual Meeting of Stockholders of SangStat Medical Corporation, to be held on Thursday, May 15, 2003 at 10:00 a.m. local time, at the offices of the Company, located at 6300 Dumbarton Circle, Fremont, California 94555.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible.  You may vote by mailing a proxy card.  Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.  Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in SangStat Medical Corporation.

Sincerely,

Richard D. Murdock
Chairman, President and CEO

2003 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SANGSTAT MEDICAL CORPORATION
6300 Dumbarton Circle
Fremont, California 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2003

TIME:	10:00 a.m.

PLACE:	6300 Dumbarton Circle, Fremont, California 94555

ITEMS OF BUSINESS:	•	To elect six directors for a 1-year term.

	•	To ratify the selection of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2003.

	•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:

Stockholders of record of SangStat Medical Corporation at the close of business on March 17, 2003 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.  You may submit your proxy by mail.  For specific instructions, please refer to the QUESTIONS AND ANSWERS beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors

Adrian Arima Secretary
Fremont, California April 7, 2003

SANGSTAT MEDICAL CORPORATION
6300 Dumbarton Circle
Fremont, California 94555

PROXY STATEMENT

          This Proxy Statement contains information relating to the Annual Meeting of Stockholders of SangStat Medical Corporation, a Delaware corporation, to be held on Thursday, May 15, 2003, beginning at 10:00 a.m., at 6300 Dumbarton Circle, Fremont, California 94555, and at any adjournment of the Annual Meeting.  The Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 7, 2003.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

          At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of six directors for a one-year term; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for our fiscal year ending December 31, 2003.

          In addition, our management will report on our performance during fiscal 2002 and respond to questions from stockholders.

What shares can I vote?

          All shares of our common stock owned by you as of the close of business on the record date, March 17, 2003, may be voted by you.  These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker or bank.  Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

          Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

STOCKHOLDER OF RECORD

          If your shares are registered directly in your name with our transfer agent, Equiserve, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.  We have enclosed or sent a proxy card for you to use.

BENEFICIAL OWNER

          If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting.  However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.  Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.  If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes.  The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

          Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.  SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

          Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

          Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

          You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope.  If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

          Yes.  Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Secretary a notice of revocation or by submitting a duly executed proxy bearing a later date.

Will my vote be kept confidential?

          We provide for confidential voting.  Stockholder votes will be tabulated by Equiserve, Inc. and, subject to certain limited exceptions including a contested proxy solicitation, how a particular stockholder votes will not be disclosed to us prior to the final tabulation of the vote.

What constitutes a quorum?

          The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business.  At the close of business on the record date, 26,443,805 shares of our common stock were issued and outstanding.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors’ recommendations?

          Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors.  The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement.  In summary, the Board of Directors recommends a vote:

•	“FOR” the election of each of our nominees to the Board of Directors; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for our fiscal year ending December 31, 2003.

          With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

          Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected.  Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.  Shareholders will not be allowed to cumulate their votes. The remaining proposals will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting.  In determining whether these proposals received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

          It means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

          We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003.

Who will count the votes?

          A representative of Equiserve, Inc., our transfer agent, will tabulate the votes.

Who will bear the cost of this solicitation?

          We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We also have hired Georgeson Shareholder to assist us in the distribution of proxy materials and the solicitation of votes.  We will pay Georgeson Shareholder a fee of $6,500.00 plus expenses for these services.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to  stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

          For a stockholder’s proposal to be included in our Proxy Statement for the 2004 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Secretary not later than 120 days prior to the date of the first anniversary of the Mail Date (April 7, 2003), unless the Annual Meeting is called for a date earlier than April 15, 2004 or later than June 14, 2004, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is publicly disclosed.

PROPOSAL 1

ELECTION OF DIRECTORS

          Our Certificate of Incorporation currently authorizes our Board of Directors to establish the number of directors.  Our Board of Directors is currently comprised of eight (8) directors.  Six (6) persons have been nominated for election at the Annual Meeting to the eight (8) positions approved by the Board of Directors pursuant to our Bylaws.  Two incumbent directors, Nicholas Simon and Vincent Worms, have decided not to seek re-election.  Consequently, two positions are vacant and the Nominating Committee of the Board of Directors is seeking candidates for those positions. Shares represented by the accompanying proxy will be voted for the election of the six (6) nominees unless the proxy is marked in such a manner as to withhold authority to so vote.  If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine.  We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

          The names of the nominees for election as directors at the Annual Meeting and certain information about them as of December 31, 2002, are set forth below:

Name	Age	Position Held With Us	Director Since

Richard D. Murdock	55	Chairman, President and CEO	1993
Jean-Jacques Bienaimé	49	Director	1999
Fredric J. Feldman (2) (3)	62	Director	1992
Corinne H. Lyle (2)	42	Director	2002
Andrew J. Perlman (1) (3)	55	Director	1992
Hollings C. Renton III (1) (2)	56	Director	2002

Notes:

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of Nominating Committee

Richard D. Murdock was appointed our Chairman, President and Chief Executive Officer in October 2002.  The appointment was made on an interim basis, and on March 27, 2003, the Board of Directors removed the interim status.  Mr. Murdock has been a director since October 1993. Previously, Mr. Murdock was a biotechnology management consultant. From October 2001 to March 2002, Mr. Murdock was a Director and the acting President, Chief Executive Officer of InPro Biotechnology, a biotechnology company involved in the diagnosis and treatment of neurodegenerative diseases. From December 1998 until March 2001, Mr. Murdock was the President and Chief Executive Officer and a director of Kyphon,

Inc., an orthopedic medical device company. From September 1991 to October 1998, Mr. Murdock served as the Chief Executive Officer and a director of CellPro, Incorporated, a public biotechnology company. Mr. Murdock received his B.S. in Zoology from the University of California at Berkeley.

Jean-Jacques Bienaimé has been a director since 1998.  He joined Genencor International, Inc., a public biotechnology company, as President, Chief Executive Officer and director in November 2002.  Before joining Genencor, Mr. Bienaimé was the Company’s President from June 1998 and became Chief Executive Officer in February 1999.  He also served as the Company’s Chief Operating Officer from June 1998 to February 1999.  He was elected to the Board of Directors in March 1999 and became Chairman of the Board of Directors in October 2000.  From September 1992 to May 1998 Mr. Bienaimé was with Rhone Poulenc Rorer, Inc., a pharmaceutical company, rising to the position of Senior Vice President, Corporate Marketing and Business Development.  He is currently a member of the board of Fox Chase Cancer Center and AeroGen, Inc., a public drug delivery company.  Mr. Bienaimé received his degree in economics from Ecole Superieure de Commerce de Paris in France and an M.B.A. from the Wharton School, University of Pennsylvania.

Fredric J. Feldman, Ph.D. has been a director since March 1992. He has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996 he was the Chief Executive Officer of Biex, Inc. a women’s healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex from 1999 to 2000. He is a director of OrthoLogic Corporation and Ostex International, Inc., both public medical device companies. Dr. Feldman received his Ph.D. in Analytical Chemistry from the University of Maryland and his B.S. in Chemistry from Brooklyn College of City University of New York.

Corinne H. Lyle became a director in July 2002.  In March 2003, Ms. Lyle joined Edwards Lifesciences Corporation as Corporate Vice President and Chief Financial Officer.  From 1998 to 2003, she was Vice President and CFO at Tularik Inc., a public biotechnology company, and was directly responsible for its 1999 IPO and 2000 and 2002 follow-on offerings.  Prior to Tularik, she was an Executive Director in the Health Care Group at Warburg Dillon Read from 1996 to 1998.  From 1994 to 1996, she served as a Senior Vice President at Paine Webber’s Health Care Group.  Ms. Lyle received her M.B.A. from Harvard, and a B.S. in Industrial Engineering from Stanford.

Andrew J. Perlman, M.D., Ph.D. has been a director since December 1992. Since September 1999, Dr. Perlman has been Executive Vice President at Tularik, Inc., a public biotechnology company, except for a short tenure in 2002 when he served as Chief Executive Officer and a director of Affymax, Inc., a privately held biopharmaceutical company. From November 1997 to September 1999, Dr. Perlman was Tularik’s Vice President, Medical Research and Corporate Development. From January 1993 to November 1997, Dr. Perlman served as Tularik’s Vice President of Medical Research. Dr. Perlman received his M.D. and his Ph.D. in Physiology from New York University.

Hollings C. Renton III has been a director since May 2002. He has served as the President and Chief Executive Officer of Onyx Pharmaceuticals, Inc., a public biotechnology company, since March 1993. He has served on its Board since 1992 and currently is the Chairman. Prior to joining Onyx, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation, a public biotechnology company, from December 1991 following Chiron Corporation’s acquisition of Cetus Corporation, a biopharmaceutical company. He is also a director of Cepheid, a public DNA diagnostics company. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

Vote Required

          Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected.  Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

How often did the Board of Directors meet during fiscal 2002?

          During the fiscal year ended December 31, 2002, the Board of Directors held eleven (11) meetings.  Each Board member nominated for election attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

What are the standing committees of the Board of Directors?

          The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

          The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors.  The Audit Committee consists of three (3) non-employee directors:  Mr. Feldman, Ms. Lyle and Mr. Renton III.  The members of our audit committee are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards.  The Audit Committee held seven (7) meetings during the fiscal year ended December 31, 2002.

          The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us.  The Compensation Committee also administers our stock option and other employee benefit plans.  The Compensation Committee consists of three (3) non-employee directors:  Mr. Perlman, Mr. Renton and Mr. Simon.  The Compensation Committee held three (3) meetings during the fiscal year ended December 31, 2002.

          The Nominating Committee proposes a slate of directors for election by our stockholders at stockholder meetings.  In performing this function, the Nominating Committee considers nominees recommended by stockholders.  Such recommendations should be submitted in writing to our Secretary and should include a description of the proposed nominee’s qualifications, other relevant biographical data and the written consent of the proposed nominee to serve, if elected.  In addition, our Bylaws establish certain procedures concerning stockholder nominations for election of directors.  The Bylaws generally require that notice of such nominations be delivered to our Secretary within the following specified time limits prior to the stockholders meeting at which the directors are to be elected: 120 days in advance of the first anniversary of the date our Proxy Statement was released to our stockholders in the previous year; and the tenth day following the date on which notice of a special meeting is first given to stockholders.  Each notice of nomination is required to contain:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.  The Nominating Committee consists of three (3) non-employee directors:  Mr. Feldman, Mr. Perlman and Mr. Simon.  The Nominating Committee held no meetings during the fiscal year ended December 31, 2002, but acted by written consent.

          We also established a Search Committee for the replacement of our Chief Executive Officer.  The members of the Search Committee were Mr. Feldman, Ms. Lyle, Mr. Perlman and Mr. Renton.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  Deloitte & Touche LLP has audited our financial statements since 1990.

Vote Required

          The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP as our indepe ndent auditors for the fiscal year ending December 31, 2003.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

          Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders. Further, we anticipate that in the near future, upon the effectiveness of certain rules currently proposed by the SEC and the NASD and upon the Company's compliance with such rules, the Audit Committee will have the sole authority to hire or dismiss the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

          The following table sets forth certain information regarding the ownership of our common stock as of December 31, 2002 by: (a) each director and nominee for director named in “Proposal 1—Election of Directors”; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)(2)	Percentage of Shares Beneficially Owned

Wellington Management Company, LLP 75 State Street, 19th Floor Boston, MA 02109	3,701,000	14%
OrbiMed Advisors Inc. 767 3rd Avenue, 6th floor New York, NY 10017-2023	1,801,000	6.5%
Fredric J. Feldman, Ph.D.	55,878	*
Richard D. Murdock	96,511	*
Andrew J. Perlman, M.D., Ph.D.	56,798	*
Hollings C. Renton III	0	*
Jean-Jacques Bienaimé	341,327	1.3%
Corinne H. Lyle	200	*
Steve Aselage	72,109	*
Stephen G. Dance	77,129	*
Raymond J. Tesi, M.D.	110,182	*
Robert Floc’h	48,295	*
All directors and officers as a group (13 persons)	967,887	3.5%

*	Less than 1% of the outstanding shares of common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 26,443,006 outstanding shares on December 31, 2002 adjusted as required by rules promulgated by the SEC.

(2)	The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of December 31, 2002:

Shares Subject to Options

Fredric J. Feldman, Ph.D.	55,878
Richard D. Murdock	96,511
Andrew J. Perlman, M.D., Ph.D.	56,798
Hollings C. Renton III	—
Jean-Jacques Bienaimé	341,327
Corinne H. Lyle	—
Steve Aselage	72,109
Stephen G. Dance	77,129
Raymond J. Tesi, M.D.	110,182
Robert Floc'h	48,295

Section 16 Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that during the year ended December 31, 2002, there were no filing deficiencies under Section 16(a), except that Dr. Raymond J. Tesi was late in reporting his initial beneficial ownership.

EXECUTIVE COMPENSATION

How are directors compensated?

          We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors.  We currently pay fees to our directors for attendance at meetings or for their services as members of the Board of Directors.

Director Compensation

          The non-employee directors receive an annual retainer of $15,000, paid in one installment at the last Board of Directors meeting of the year.  Until September 2002, non-employee directors received $500 for each committee meeting attended that exceeded one hour in length and no additional compensation for shorter committee meetings.  Effective September 2002, the non-employee directors receive a payment of $1,000 for each committee meeting attended in person and $500 for teleconferenced meetings.  No additional compensation is paid for meeting attendance or committee membership.  The table below shows the amounts paid the non-employee directors for attending committee meetings during 2002.

Director	Committee Compensation

Fredric J. Feldman, Ph.D.	$2,500
Richard D. Murdock	1,000
Andrew J. Perlman, M.D., Ph.D.	1,500
Hollings C. Renton III	2,000
Corinne H. Lyle	2,000

          Each non-employee director elected to the Board of Directors for the first time following this Annual Meeting will receive upon election an initial grant of options to purchase 19,000 shares of common stock at fair market value on the date of grant as well as an annual grant of options to purchase 8,000 shares for each year during the director’s term, provided such individual has served as a Board member for at least twenty-four months. The foregoing award of options are granted automatically under the1996 Non-Employee Directors Stock Option Plan.  All of the foregoing options have a ten-year term.   The initial option grant vests 25% upon completion of one year of Board service and the balance vests in 36 equal monthly installments. Unvested options will vest upon any Corporate Transaction or Change in Control of the Company, as defined in the 1996 Non-Employee Directors Stock Option Plan.  The annual options vest immediately.  Additionally, Directors may elect to convert their annual retainer payment into a stock option grant.  None of the Directors elected to convert his/her annual retainer payments for 2002 into a stock option grant.

Summary Compensation Table

          The following table indicates information concerning compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the last fiscal years ended 2002, 2001 and 2000.

		Annual Compensation			Long-Term Compensation Awards Securities

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Other Annual Compensation (4)	Underlying Options (#)	All Other Compensation ($) (5)

Richard D. Murdock (1)	2002	$82,654	—	16,000	68,000	$172
Chairman of the Board, Chief Executive Officer & President
Jean-Jacques Bienaimé (2)	2002	378,976	100,000	556,712	220,000	10,030
	2001	341,040	215,935	—	134,000	2,060
	2000	319,000	75,457	—	73,500	1,985
Steve Aselage	2002	233,844	144,588	—	55,000	8,552
Senior Vice President,	2001	218,546	87,259	—	54,000	552
North American Sales and Marketing	2000	181,875	44,794	—	41,531	285
Stephen G. Dance	2002	219,453	128,627	—	40,000	8,552
Chief Financial Officer	2001	198,250	64,493	—	45,000	552
	2000	171,667	29,107	—	31,216	285
Raymond J. Tesi, M.D.	2002	250,425	138,449	—	35,000	8,360
Senior Vice President,	2001	235,333	76,705	—	49,000	360
Clinical Development and Medical Affairs	2000	196,713	42,550	—	36,216	285
Robert Floc’h	2002	164,968	49,180	299,134	—	—
General Manager, Imtix-Sangstat	2001	142,585	24,051	14,234	—	—
	2000	145,540	17,463	11,230	5,426	—

(1)	Mr. Murdock was appointed Chairman, CEO and President in October 2002.

(2)	Mr. Bienaimé was Chairman, CEO and President until his resignation effective November 2002. He remains a director of the Company. Mr. Bienaimé’s salary includes vacation pay in the amount of $26,178.

(3)	Represents cash bonuses earned in the indicated fiscal years and retention bonuses paid to the Named Executive Officers.

(4)

Mr. Bienaimé’s other compensation represents loan and accrued interest forgiveness income and reimbursement for the payment of taxes attributable to the loan and interest made by the Company, board compensation and legal fee reimbursement. Mr. Murdock’s other compensation represents board compensation.  Mr. Floc’h’s other compensation represents severance benefits for his termination of service effective December 31, 2002, and the use of a company-provided car in 2000, 2001 and 2002.

(5)	Life insurance premiums paid by the Company and the matching contribution to the 401(k) Plan which the Company made on behalf of the Named Executive Officers.

Option Grants In Last Fiscal Year

          The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 2002.  No stock appreciation rights were granted during 2002.

Name	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

					5% ($)	10% ($)

Richard D. Murdock	8,000	0.6%	21.58	05/14/12	108,572	275,144
	60,000	4.8%	17.32	10/22/12	653,547	1,656,217
Jean-Jacques Bienaimé	50,000	4.0%	17.87	01/31/12	561,917	1,424,009
	70,000	5.6%	19.38	02/20/12	853,158	2,162,071
	100,000	8.0%	21.45	06/26/12	1,348,979	3,418,578
Steve Aselage	35,000	2.8%	19.38	02/20/12	426,579	1,081,036
	20,000	1.6%	15.00	12/04/12	188,668	478,123
Stephen G. Dance	30,000	2.4%	19.38	02/20/12	365,639	926,602
	10,000	0.8%	15.00	12/04/12	94,334	239,061
Raymond J. Tesi	35,000	2.8%	19.38	02/20/12	426,579	1,081,036

(1)

Option grants were made under the Company’s 2002 Option Plan and Director’s 1996 Option Plan.  Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time.  During the fiscal year ended December 31, 2002, Messrs. Murdock, Bienaimé, Aselage, Dance, and Dr. Tesi were granted options to purchase 60,000 shares, 220,000 shares, 55,000 shares, 40,000 shares and 35,000 shares, respectively under the Company’s 2002 Option Plan. These options have a 10 year term and twenty-five percent (25%) of the shares subject to the option vest on the first anniversary of the grant date with the remaining shares vesting in thirty-six successive equal monthly installments over the optionee’s continued service with the Company. With respect to the option to purchase 8,000 shares granted to Mr. Murdock under the 1996 Director’s Plan on May 14,

2002 was an annual board option grant and subject to immediate vesting. With respect to the options granted to Mr. Bienaimé all options ceased vesting on November 15, 2002.

(2)	Based on an aggregate of 1,243,050 options granted to employees and Board members in 2002, including options granted to the Named Executive Officers.

(3)

The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term.  These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting.  These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth information concerning option exercises and option holdings for the fiscal year ended
December 31, 2002 with respect to the Named Executive Officers.  Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 2002.

	Shares Acquired on Exercise (#)	Value Realized ($) (Market price at exercise less Exercise price)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($) (Market price of shares at FY-End ($11.30) less Exercise price)

			Exercisable (1)	Unexercisable	Exercisable	Unexercisable

Richard D. Murdock	0	$0	76,295	45,618	$1,661	$1,964
Jean-Jacques Bienaimé	12,000	130,899	324,119	87,881	21,831	30,851
Steve Aselage	10,000	143,192	58,483	112,548	10,596	33,104
Stephen G. Dance	0	0	65,640	78,076	21,686	20,027
Raymond J. Tesi	0	0	96,652	85,564	25,461	29,483
Robert Floc’h (2)	6,000	85,745	48,295	0	109,700	0

(1)	The options are exercisable upon vesting and are not subject to repurchase by the Company. Exercisable shares represent vested options at December 31, 2002.

(2)

With respect to options granted to Mr. Floc’h, vesting of all outstanding options ceased as of his date of termination of employment, December 31, 2002.  Certain vested options will remain exercisable until March 31, 2003 and certain vested options will remain exercisable until June 30, 2004.

Long-Term Incentive Plan (“LTIP”) Awards Table

Equity Compensation Plan Information

          The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2002.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	3,626,846	$18.22	2,133,303
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	3,626,846	$18.22	2,133,303

(1)	Option grants were granted under our 1993, 1996 and 2002 Stock Option Plans.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

          The Company has not entered into employment agreements with the Named Executive Officers, and their employment with the Company may be terminated at any time at the discretion of the Board of Directors.

          In December 2000, the Company entered into individual Change in Control agreements (the “Agreements”) with Mr. Dance, Mr. Aselage and Dr. Tesi.  The Agreements are not employment contracts but are intended to ensure that the Company will have the continued dedication and objectivity of the employee, notwithstanding the possibility or occurrence of a change of control.  The Agreements provide various severance benefits to such key employees if their employment is terminated (other than for cause (as defined in the Agreements), disability or death) or an involuntary termination (as defined in the Agreement) occurs, in either case within one (1) month prior to, upon or within eighteen (18) months following a change of control.  A change in control would be triggered by the occurrence of any of the following events: (i) the acquisition by any person of beneficial ownership of more than fifty percent of the total combined voting power of the Company’s outstanding voting securities, (ii) a merger or consolidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent of the total combined voting securities of the Company or any surviving entity, (iii) a complete liquidation of the Company; or (iv) the sale or disposition by the Company of all or substantially all the Company’s assets.

          The Agreements provide for the following severance benefits to each officer: (i) a lump sum payment equal to two times base salary plus bonuses received in the previous twelve months and a pro-rated estimated bonus for the current year, (ii) accelerated vesting of any stock options, (iii) forgiveness of relocation expenses or moving expenses, if applicable, (iv) forgiveness of outstanding loans, if any, (v) continuation for two years of the health care benefits that were being provided by the Company to such officer and his or her family immediately prior to termination, and (vi) outplacement services up to $15,000 at the Company’s expense.  Each of the Agreements is substantially identical, except that the agreement with Dr. Tesi provides for (i) a lump sum payment equal to one times base salary, (ii) only one year of paid health care benefits and (iii) outplacement services capped at $10,000.

          All benefits payable under the Agreements would be reduced either (i) to the extent necessary to preserve the ability of the Company to deduct the severance benefits paid and to prevent payments to any officer from exceeding the limit of Section 4999 of the Code, applicable to any “excess parachute payment” (as defined in Section 280G of the Code), or (ii) for certain employees, the amount of such payments shall be either: (a) the full amount of the payments, or (b) a reduced amount which would result in no portion of the payments being subject to the excise tax imposed pursuant to Section 4999 of the Code, whichever of (a) or (b), taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Employee, on an after-tax basis, of the greatest amount of benefit.

          Pursuant to certain retention agreements entered into by and between the Company and Messrs. Aselage, Dance and Dr. Tesi, the executives may earn an amount equal to thirty percent of the executive’s base salary, less applicable withholding, on the earlier of (i) September 1, 2002, if the executive is still an employee of the Company, (ii) the termination date of the executive if the executive is terminated without cause (as defined in the agreement), or (iii) the termination date of the executive if the executive resigns for good reason (as defined in the agreement) following a change in control of the Company.  For purposes of the retention agreements, a change in control is defined as (i) the acquisition by any person of beneficial ownership of more than fifty percent of the total combined voting power of the Company’s outstanding voting securities; (ii) a merger or consolidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent of the total combined voting securities of the Company or any surviving entity; (iii) a complete liquidation of the Company; or (iv) the sale or disposition by the Company of all or substantially all the Company’s assets. All three executives received this retention compensation on September 1, 2002.

          In October 2002, the Company entered into a Separation Agreement with Mr. Bienaimé.  The Agreement provided for the payment of the following amounts:  (i) $100,000, representing the pro rata portion of his discretionary bonus for 2002, paid upon his separation date in November 2002 (“Separation Date”), (ii) a final tax gross up payment of $65,000 paid on the Separation Date in full satisfaction of the Company’s prior commitment (see “Officer Loans”

below), (iii) the cash compensation customarily paid to the non-employee members of the Board of Directors, including the annual retainer payment of $15,000 for 2002, and (iv) reimbursement of legal expenses not exceeding $5,000.  In addition, certain time-based stock options to purchase up to a maximum of an additional 75,963 shares of common stock (the “Time-Based Options”) will continue to vest in accordance with and subject to their existing terms and conditions until May 17, 2004, provided that Mr. Bienaimé remains on the Board of Directors until such date, and all remaining Time-Based Options to purchase the then remaining unvested shares will be cancelled as of May 17, 2004.  Options vested as of the Separation Date or by May 17, 2004, as the case may be, will remain exercisable in accordance with and subject to their existing terms and conditions and, if unexercised, shall expire within enumerated periods set forth in the respective option agreements or plan following termination of Mr. Bienaimé ‘s service on the Board.  In addition, in the event of a Change of Control or the consummation of a Corporate Transaction (as defined in the Company’s 2002 Stock Option Plan) prior to May 17, 2004, the vesting of all of the Time Based Options, if any, that remain unvested as of the date of such event will immediately be accelerated without further action by the Company, provided that Mr. Bienaimé remains on the Board of Directors until such date.

          In November 2002, the Company entered into a Separation Agreement with Dr. Buelow under which he relinquished his officer position and became a part-time at-will employee in the position of Senior Research Fellow until May 31, 2003 (the “Completion Date”).  The arrangement is intended to provide a smooth transition for the Company as Dr. Buelow assumes his new position as Chief Scientific Officer of another company, Therapeutic Human Polyclonals, Inc. (“THP”).  Mr. Buelow is a founder of and major shareholder in THP.  To retain the services of Dr. Buelow through the Completion Date, the Company agreed to pay him his 2002 bonus at 21% of his 2002 salary (payable when other employees of the Company receive their annual bonus payment) and a separation bonus of $25,000 payable if the Company’s Phase IIa RDP58 clinical trial results support further clinical studies (the “RDP58 Milestone”).  In addition, the Company amended a milestone for an option grant to Dr. Buelow of 4,000 shares of the Company’s common stock to be the RDP58 Milestone and provided that if Dr. Buelow’s employment terminated before the Completion Date for a reason other than a termination for cause or his voluntary termination, and the RDP58 Milestone is still achievable, then he will receive a cash bonus of $20,000 in lieu of the stock option.

          On December 31, 2002, Robert Floc’h’s employment as the General Manager of the Company’s IMTIX-SangStat SAS subsidiary in France terminated.  The Company provided separation benefits to Mr. Floc’h valued at 281,271 Euros.  This amount included the transfer to Mr. Floc’h of a Company-provided automobile that had a value of 15,104 Euros and personal computers valued at 1,500 Euros.  The Company extended the time for Mr. Floc’h to exercise certain vested stock options to eighteen months after his termination date.  These stock options were for 29,295 shares of the Company’s stock, and all of these options had an exercise price that was greater than the market value of the underlying shares as of the date of his termination.

Officer Loans

          The Company extended loans to Mr. Bienaimé, a director and executive officer, to provide housing assistance as part of his relocation package.  The Company made Mr. Bienaimé’s loans in July 1998 ($200,000) and in September 2000 ($100,000). Mr. Bienaimé’s $200,000 loan was evidenced by a promissory note secured by options to purchase shares of the Company’s Common Stock and his loan for $100,000 was secured by a deed of trust on his property.  The annual interest rates on the loans were 5.69%.  Mr. Bienaimé has not repaid any principal amounts or interest due on his loans, which were originally due on July 17, 2001 and September 12, 2001.  On February 1, 2001, the Company entered into a retention agreement with Mr. Bienaimé, under which the Company would forgive his outstanding loans, including any accrued interest thereon, if Mr. Bienaimé was Chief Executive Officer of the Company as of September 30, 2001.  The Company subsequently amended its retention agreement with Mr. Bienaimé by extending from September 30, 2001 to January 31, 2002 the date on which the Company would forgive Mr. Bienaimé’s loans.  In exchange, the Company agreed to pay him an amount equal to the federal and state income taxes arising from the forgiven loans over the three ensuing quarters, subject to his continued employment as Chief Executive Officer of the Company.  On January 31, 2002, the Company forgave all outstanding loans made to Mr. Bienaimé, which amounted to $351,157 in principal amount and accrued interest as of such date.  The Company also paid $184,555 as compensation for the federal and state income taxes on the amount forgiven.

          The Company extended a loan to Dr. Tesi, an executive officer, in September 1997 in the amount of $200,000 at an interest rate of 6.0% to provide housing assistance as part of his relocation package.  Dr. Tesi has not repaid any principal amounts or interest due on his loan, which were originally due on October 1, 2001.  His loan was evidenced by a promissory note secured by options to purchase shares of the Company’s Common Stock.  On February 20, 2002, the Compensation Committee adopted an amended schedule for the forgiveness of Dr. Tesi’s loan, under which the Company will forgive approximately one-third of Dr. Tesi’s loan and the accrued interest thereon in each of three annual installments beginning on January 7, 2003 and ending on January 7, 2005, provided that Dr. Tesi remains continuously employed with the Company through the installment dates for the respective installments to be forgiven.  At December 31, 2002, the aggregate indebtedness of Dr. Tesi under the loan was $272,485, including a principal amount of $200,000 and accrued interest of $72,485.  On January 7, 2003 the Company forgave principal in the amount of $68,000 and interest in the amount of $24,735.  The amount owed by Dr. Tesi under his loan in principal amount and accrued interest as of February 28, 2003 was $181,553.

Limitation of Liability and Indemnification

          The Company’s certificate of incorporation includes provisions that eliminate the personal liability of the Company’s directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware law; or

•	for any transaction from which the director derives an improper personal benefit.

          Our bylaws further provide for the indemnification of our directors and officers, under certain circumstances, to the fullest extent authorized by Delaware law, including circumstances in which indemnification is otherwise discretionary.  Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise.

          The Company has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its charter and bylaws.  These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any threatened, pending or completed action or proceeding arising out of his or her services as a director or executive officer or at the Company’s request.  The Company believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

          Our executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors set forth below.  These Compensation Committee members are not our employees.

What are our policies regarding executive compensation?

          The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance.  Our executive compensation package consists of three (3) components:  base salary and related benefits; annual quarterly cash bonus incentives; and equity-based compensation incentives.

          The first component of our executive compensation package is base salary and related benefits.  Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance.  The second component of our executive compensation package is an annual management-by-objectives bonus.  Each year, we establish bonus compensation formulas for each such officer based on certain individual and Company performance criteria and Company key objectives.  This arrangement provides each executive officer with the opportunity to earn a cash bonus according to the extent to which he meets his particular individual performance criteria.  The third component of our executive compensation package is stock options, which we believe is an important incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with us.  Generally, we grant stock options at fair market exercise prices, as determined at the time of grant.

          Our stock option plans have been established to provide all our employees with an opportunity to share, along with our stockholders, in our long-term performance.  Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title.  Stock options granted under the plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant.  In addition, a portion of the options granted to our executive officers are performance-based options.  The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive’s existing options.

          The bonuses and salaries for Messrs. Murdock and Bienaimé during 2002 were set by the Committee with due regard to their industry experience, competitive salary information and current market conditions.  The amount of Mr. Murdock’s total compensation was based on negotiations with him prior to his commencement of employment.  Mr. Bienaimé’s annual bonus was paid in accordance with his Separation Agreement.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year.  However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.”  Awards granted under the 2002 Stock Option Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.  We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

Compensation Committee

Andrew J. Perlman (Chair)
Hollings C. Renton III
Nicholas J. Simon III

Compensation Committee Interlocks and Insider Participation

          From September 2001 to September 2002, the members of the Compensation Committee were Mr. Murdock, Mr. Simon and Mr. Worms.  In September 2002, Mr. Murdock and Mr. Worms were replaced by Mr. Perlman and Mr. Renton.  None of the Company’s executive officers served during fiscal 2002 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

          The Audit Committee is comprised of three (3) outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards.  In fiscal 2000, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities and reflects new SEC regulations and NASD rules.

          The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended 2002 with management and with our independent auditors, Deloitte & Touche LLP.  The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence.  The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

          Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee

Corinne H. Lyle (Chair)
Fredric J. Feldman
Hollings C. Renton III

AUDIT FEES

          The aggregate fees billed or expected to be billed to us for the fiscal year ended December 31, 2002, by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), are as follows:

Audit Fees	$448,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	161,000
Total	$609,000

Audit Fees:

Audit fees consists of fees billed or to be billed the Company for professional services rendered for the audit of the Company’s financial statements and the review of the interim financial statements included in the Company’s Quarterly Reports on Securities and Exchange Commission Form 10-Q.

Financial Information Systems Design and Implementation Fees:

Neither Deloitte & Touche LLP nor any of its affiliates rendered any professional services for the Company in connection with financial information system design and implementation during 2002.

Other Fees:

Other fees consists of fees billed for tax planning, assistance with the preparation of various tax returns and advice on other tax related matters and fees billed for assistance with regulatory filings and other audit related services.

The Audit Committee considered and determined that the provision of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the firm’s independence.

PERFORMANCE MEASUREMENT COMPARISON

          The following chart shows a comparison of our cumulative returns, Standard & Poor's 500 Index, NASDAQ Biotech Index and the BioTech Index at scaled prices beginning after the close of trading on December 31, 1997, when our common stock was priced at $40.50 per share. The performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT*

Among SangStat Medical Corporation,
the NASDAQ Biotech Index,
the Biotech Index
and the Standard & Poor’s 500 Stock Index

	December

Index	1997	1998	1999	2000	2001	2002

S & P 500 Index	$100	$127	$151	$136	$118	$91
BioTech Index (BTK)	100	114	241	391	357	208
NASDAQ Biotech Index	100	144	159	358	300	164
SangStat Common	100	52	73	29	48	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

•	compensation arrangements, which are described above; and
•	the transactions described below.

          The Company entered into agreements with Therapeutic Human Polyclonals, Inc. (THP), a private biotechnology company.  Roland Buelow, an executive officer of the Company during 2002, is a founder of THP and owns a substantial portion of the common stock of THP. The agreements include options to obtain exclusive licenses to the THP technology to produce humanized polyclonal antibody products.  One option is for a humanized version of our current Thymoglobulin product.  The Company also has options to obtain exclusive licenses to products to treat hematology (blood related) diseases, such as leukemia and lymphoma.  The options have an exercise period that commences when THP has produced a genetically engineered rabbit capable of producing commercial-grade humanized antibodies.  Each license would have an up-front fee, milestone payments based on progression through clinical trials to product approval, and royalties.  THP has the right to contribute to the development costs for hematology products and receive a commensurate share of profits from commercial sales. The Company shares antibody purification know-how with THP. In November 2002, the Company made a one-time technology access fee payment to THP of $500,000 under the terms of the agreement.

          Additionally, the Company made an equity investment of $3.2 million in THP and is committed to make a second investment of $3.2 million when THP has produced the proof-of-principle engineered rabbit, unless that milestone is unduly delayed.  The total of these investments would represent ownership of approximately twenty percent (20%) of the issued share capital of THP. The Company’s investments are made in conjunction with investments by Research Corporation Technologies, Inc., which provided start-up financing for THP and is the majority shareholder of THP. When THP has produced the commercial-grade engineered rabbit, the Company has an option to make an additional equity investment of $15.0 million, which would give the Company ownership of approximately 40% of THP’s issued share capital. The Company does not have the right to acquire full ownership of THP.

          The Company has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its charter and bylaws.  These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any threatened, pending or completed action or proceeding arising out of his or her services as a director or executive officer or at the Company’s request.

          The Company has adopted a Financial Code of Ethics for our chief executive officer, chief financial officer, controller and finance director, Europe. A copy of the Financial Code of Ethics is available on our web site at www.sangstat.com.  We intend to post on our web site any material changes to, or waiver from our code of business conduct, if any, within five business days of such event.

OTHER MATTERS

          The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

          No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

By Order of the Board of Directors

Adrian Arima
Secretary

April 7, 2003

ANNUAL REPORT

          A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2002 has been included within the package of materials sent to you as well as a copy of our 2002 Annual Report to shareholders.

PROXY

SANGSTAT MEDICAL CORPORATION

Proxy for the Annual Meeting of Stockholders
To be held on May 15, 2003
Solicited by the Board of Directors

                The undersigned hereby appoints Richard D. Murdock and Stephen G. Dance, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in SangStat Medical Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6300 Dumbarton Circle, Fremont, California, 94555 at 10:00 a.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 7, 2003 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

                THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

DETACH HERE

[X]	Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1.  To elect the following persons as directors to hold office for a one-year term and until their successors are elected and qualified:

Nominees:  (01) Jean-Jacques Bienaimé, (02) Fredric J. Feldman, (03) Corinne H. Lyle, (04) Richard D. Murdock, (05) Andrew J. Perlman, and (06) Hollings C. Renton III.

		2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	FOR	AGAINST	ABSTAIN
			[ ]	[ ]	[ ]
FOR [ ]	[ ] WITHHELD	To transact such other business as may properly come before the meeting or any adjournment thereof.
		MARK HERE IF YOU PLAN TO ATTEND THE MEETING			[ ]
[ ] For all nominees, except as noted above
		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			[ ]

Please sign here.  Sign exactly as your name(s) appears on your stock certificate.  If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy.  If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary.  Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title.  Please date the Proxy.

Signature:                                                                     Date:                                    Signature:                                                                     Date: